Constellation Energy Corporation INSIDER TRADING POLICY Eff. 02/01/2022 1. PURPOSE 1.1. The purpose of this Insider Trading Policy (the “Policy”) is to promote compliance with applicable securities laws to prevent insider trading violations by Covered Persons (defined below) of Constellation Energy Corporation (including its subsidiaries, hereafter the “Company” or “Constellation”). 2. TERMS AND DEFINITIONS 2.1. Benefit Plan means any Company sponsored employee benefit plan or deferred compensation plan, as amended in accordance with their terms, whether tax qualified or not, including, but not limited to, the Constellation Energy Corporation Employee Savings Plan, the ESPP (defined below), and the Constellation Energy Corporation Deferred Compensation Plan. 2.2. Benefit Plan Blackout Period means a specified period of time during which all employee participants of a particular Benefit Plan are not allowed to make any discretionary transactions through some administrative decision. 2.3. Company means Constellation Energy Corporation and its subsidiaries. 2.4. Covered Persons all directors, officers, employees, trustees, agents or fiduciaries, independent contractors, and consultants of the Company, and their Related Persons. 2.5. ESPP means the Constellation Energy Corporation Employee Stock Purchase Plan. 2.6. Executive Officer means an employee of the Company who has been designated by the Compensation Committee of the Board of Directors of Constellation to be an executive officer for purposes of reporting to the SEC. 2.7. Constellation Securities means Constellation common stock (including Constellation stock held in a Benefit Plan) and any debt or equity securities issued by Constellation or any subsidiary. 2.8. Insider Trading is buying or selling securities “on the basis of” Material Non-Public Information (defined below) obtained through employment or other involvement with a company, or by providing MNPI to others outside the company (“tipping”). Buying or selling securities “on the basis of” Material Non-Public Information means that the person trading is aware of the information at the time of purchase or sale (regardless of whether the MNPI is the basis for the trade). 2.9. Material Non-Public Information or MNPI means information which is both “material,” and “non- public.” Information is material if there is a substantial likelihood that, considering all of the surrounding facts and circumstances, a reasonable investor would consider such information important to a decision to buy, sell, or hold a security. Information is deemed to be “non-public” until it has been disseminated by a method that is reasonably designed to provide broad distribution of the information to the public, usually by means of a press release, earnings call, or SEC filing.

Examples of MNPI may include but are not limited to: information concerning earnings and earnings estimates or targets; significant operational problems; retirement of generating facilities; a significant cybersecurity event; dividends and changes to the dividend policy; liquidity and cash flow; proposals or agreements for significant mergers, acquisitions or divestitures; capital market transactions; significant capital investments; significant litigation developments; changes in credit ratings; management changes; and pending significant regulatory actions. 2.10. OCG means the Office of Corporate Governance. 2.11. Related Persons means: (a) your family members who reside with you (including a spouse, partner, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, and in-laws), anyone else who lives in your household, and any family members who do not live in your household but whose transactions in securities are directed by you or subject to your influence or control, such as parents or children who consult with you before they trade in securities and, when used in reference to an entity; and (b) any entities that you influence or control, including any corporations, partnerships or trusts. 2.12. SEC means the United States Securities and Exchange Commission. 2.13. Section 16 Insiders means all directors and Executive Officers of Constellation Energy Corporation. 2.14. Short Sale means a sale of stock not then owned by the seller (in effect betting that the stock price will drop and that the seller can later buy at a lower price the shares necessary to complete the sale). 2.15. Special Blackout Period means a blackout period in which Covered Persons have MNPI related to a special project, transaction or business development and will not be permitted to trade in Constellation Securities. 2.16. Tier 1 Persons means vice presidents and certain key managers and staff determined likely to have access to MNPI through (1) routine job duties, or (2) participation in a specialized project, committee, or task force. 2.17. Tier 2 Persons means all Section 16 Insiders, directors of any subsidiary that files reports with the SEC, all Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, and other employees determined to regularly have access to MNPI through (1) routine job duties, or (2) participation in a specialized project, committee, or task force. 2.18. Trading Plan means a pre-determined schedule of one or more trades to be executed under the terms and conditions established in a written document designed to conform to the provisions of SEC Rule 10b5-1. 2.19. Trading Window means a specified period of time determined by OCG during which Tier 1 and Tier 2 Persons and their Related Persons may execute approved transactions involving Constellation Securities or enter into a Trading Plan.

3. ROLES AND RESPONSIBILITIES 3.1. Personal Responsibility. Each Covered Person is responsible for compliance with this Policy and must not engage in illegal trading and avoid any appearance of improper trading. Legal pre-clearance of trades or the approval of a Trading Plan does not constitute legal advice or insulate a Covered Person from liability under the applicable securities laws. Each individual is responsible for ensuring that each of his or her Related Persons also comply with the Policy. Before engaging in any transaction, individuals should consider how enforcement authorities, regulators, the media, and others might view the transaction in hindsight. 3.2. OCG Responsibility. Questions about whether information may be regarded as MNPI or other questions related to this Policy should be directed to OCG. Additionally, OCG is responsible for establishing and maintaining procedures for: a) Communicating each quarter to Tier 1 and Tier 2 Persons about the restrictions applicable to each group and about the expected opening and closing dates of the Trading Window and announcing any changes to such dates, b) Reviewing, granting, or denying pre-clearance trading requests, c) The review and approval of Trading Plans, d) Determining and periodically updating individuals classified as “Tier 1 Persons” and “Tier 2 Persons,” e) Communicating to applicable individuals if they are subject to a Special Blackout Period, and f) Developing and implementing training plans and/or processes to Tier 1 and Tier 2 persons regarding insider trading and the requirements of this Policy. 4. PROCEDURE 4.1 General Rules Applicable to All Covered Persons 4.1.1 Prohibition Against Insider Trading. Insider trading is a criminal offense and a violation of Company policy, including the Code of Business Conduct. If a Covered Person has MNPI about the Company, he or she may not buy or sell Constellation Securities until the Company has broadly disseminated the MNPI to the public. In the event the Company issues a press release or makes an SEC filing disclosing all of the MNPI known to a Covered Person, the Covered Person and Related Persons may only trade in Constellation Securities beginning on the second full trading day after such release or filing is made public. 4.1.2 Prohibition Against Tipping. A Covered Person must not share MNPI or information proprietary to the Company with Related Persons or anyone without a need to know, including family members, friends, and business associates. If a person receives MNPI from a Covered Person and uses that information to buy or sell securities, both the Covered Person and the person who used it may be deemed to have committed illegal insider trading, regardless of whether the Covered Person benefited personally from the other person's trading. 4.1.3 Prohibition Against Short Sales and Put and Call Options. Covered Persons and their Related Persons are prohibited from engaging in short sales and the purchase or sale of put and call options on Constellation Securities.

4.1.4 Prohibition Against Hedging Transactions. Covered Persons and their Related Persons are prohibited from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. 4.1.5 Prohibition Against the Insider Trading of Securities of Other Companies. Individuals are prohibited from trading in the securities of other companies when in possession of MNPI about those companies. In the course of transacting business for Constellation, individuals may learn information about another company such as a supplier, customer, or an acquisition target that is non-public and material to that company. The preceding rules in this Section 4 apply to the securities of other companies. 4.1.6 Private Brokerage Accounts. All Covered Persons are strongly encouraged to hold Constellation Securities in accounts with Constellation’s equity administrator or in registered book entry accounts with Constellation’s transfer agent, and not in private brokerage accounts. (Additional rules apply to Tier 2 Persons; see Section 4.4.4 below.) 4.1.7 Special Blackout Periods. The Company may establish Special Blackout Periods during which designated Covered Persons and their Related Persons will not be permitted to trade in Constellation Securities. OCG will determine the persons subject to Special Blackout Periods and will provide notice to such individuals. Special Blackout Periods may be established in connection with a significant event, including, but not limited to: a) a pending or proposed merger, acquisition or tender offer, b) a significant cybersecurity incident, c) financial or accounting developments, d) significant operational events, e) legal or regulatory developments or proceedings, or f) pending senior management changes. 4.1.8 Prohibition Against Discussing Special Blackout Period. Individuals subject to Special Blackout Periods may not discuss the existence of the Special Blackout Period or the identity of any individuals subject to the Special Blackout Period with any other person not also subject to the Special Blackout Period. 4.2 Benefit Plan Transactions 4.2.1 Benefit Plan Transactions Subject to Policy. Certain discretionary transactions effected through Benefit Plans or other plans are subject to this Policy and should only occur when a Covered Person has no MNPI (and subject to any other applicable restrictions set forth in this Policy). These include: a) Employee Savings Plan (401(k) Plan) – Elections made under the 401(k) plan to: (a) initially participate, or increase or decrease the percentage of periodic contributions allocated to the Company stock fund; (b) make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (c) borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance; and (d) pre‑pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. b) ESPP - An initial election to participate, any changes to your participation amount or type for any enrollment period, and market sales of Constellation Securities acquired under the ESPP or through related dividend reinvestment.

c) Automatic Dividend Reinvestment – An initial election to participate in any dividend reinvestment plan, any change to your participation including any market sale of Constellation Securities acquired under the plan, or any voluntary purchases of Constellation Securities resulting from additional contributions made under the plan. d) Equity Awards - Any market sale of equity securities acquired through Company awards. 4.2.2 Benefit Plan Transactions NOT Subject to Policy. Certain Benefit Plan or other Company plan transactions are not subject to this Policy and can occur at any time. These include the following transactions executed on your behalf by Company or other Benefit Plan administrators: a) Employee Savings Plans (401(k) Plans) - Acquisitions of Constellation Securities through one of the Constellation-sponsored 401(k) plans resulting from periodic, ongoing contributions of money pursuant to payroll deduction. b) ESPP – Acquisitions of Constellation Securities through ongoing participation in the ESPP pursuant to and consistent with a prior election to participate. c) Dividend Reinvestment – Constellation Securities acquired through the automatic dividend reinvestment plan pursuant to a prior election to participate. d) Equity Awards - Vesting of company-awarded equity, or the election to exercise tax withholding rights pursuant to which the Company withholds shares equal in value to satisfy tax withholding obligations upon vesting of any equity award. 4.3 Additional Rules Applicable to Tier 1 and Tier 2 Persons 4.3.1 Approved Trading Limited to Trading Windows. Tier 1 and Tier 2 Persons and their Related Persons may only engage in transactions involving Constellation Securities during a Trading Window unless trading is executed pursuant to an approved Trading Plan. Trading Windows generally begin in each calendar quarter at the beginning of the second trading day after the release of earnings for the prior quarter and continue for approximately six weeks unless otherwise specified by OCG. Trading Windows may open later or close earlier than described above at the discretion of OCG for various reasons. 4.3.2 Prohibition Against Holding Constellation Securities in Margin Accounts or Using Constellation Securities as Collateral for a Loan. Tier 1 and Tier 2 Persons and their Related Persons are prohibited from holding Constellation Securities in a margin account or otherwise pledging Constellation Securities as collateral for a loan. 4.4 Additional Rules Applicable to Tier 2 Persons 4.4.1 Prior Approval Required. Tier 2 Persons and their Related Persons are required to obtain approval from OCG prior to any transaction involving any Constellation Securities subject to the exceptions noted in Section 4.4.2. Trading approval is valid for three business days. If a transaction is not completed within that time, the person wishing to trade must contact OCG to obtain new approval. For the avoidance of doubt, if OCG approves a person to trade and the person obtains MNPI prior to completing the transaction, such person is prohibited from executing such transaction.

Examples of transactions for which prior approval is required include, but are not limited to: a) Open market purchases or sales of Constellation Securities, b) Exercising stock options involving Constellation Securities, c) Any Benefit Plan transactions subject to this Policy and listed in Section 4.2.1, d) Transactions or transfers of Constellation Securities between accounts pursuant to which there is a financial benefit, including but not limited to a tax benefit, and e) Gifts of Constellation Securities. 4.4.2 Transactions Exempt from Prior Approval Requirement. The following transactions do not require prior approval: a) Any purchase or sale of Constellation Securities made pursuant to a Trading Plan approved in advance by OCG, b) Any Benefit Plan transactions exempted from this Policy and listed in Section 4.2.2, c) Company matching contributions under the Employee Savings Plan or other Benefit Plans, and d) Any transaction specifically approved in advance in writing by OCG. 4.4.3 Approval Procedures. OCG has established and maintains procedures for the approval of transactions and maintains controls to ensure compliance with this Policy. These procedures are communicated to all Tier 1 and Tier 2 Persons at the beginning of each Trading Window. Approval by OCG of any transaction does not relieve anyone of the responsibility for compliance with federal securities laws and does not constitute legal or investment advice. 4.4.4 Broker Letters. Any Tier 2 Person who holds Constellation Securities in a private brokerage account must enter into an agreement with his/her broker that (a) requires the broker to obtain authorization from OCG before executing any trade and (b) authorizes the broker to provide immediate notice to OCG of all trades in Constellation Securities, and to confirm balances and provide other information as needed to OCG. 4.4.5 Rules Remain in Effect for 60 Days after Separation. Tier 2 Persons (and their Related Persons) remain subject to pre-approval of trading for 60 days after ceasing to serve in such role for any reason. However, in this case, the trading of Constellation Securities need not be limited to the Trading Windows. The 60-day period will be measured from the date the person officially terminates employment. (See Section 4.5.3 for related provision applicable to Section 16 Insiders.) 4.5 Additional Rules Applicable to Section 16 Insiders 4.5.1 Reporting Requirements. All Section 16 Insiders are required by federal securities laws to file reports with the SEC disclosing initial beneficial ownership of, and any transactions in Constellation Securities. OCG maintains procedures to assist Section 16 Insiders with compliance with this requirement and to facilitate the reporting obligations of these individuals. 4.5.2 Prohibition Against Trading During Benefit Plan Blackout Periods. During a Benefit Plan Blackout Period, Section 16 Insiders may not buy or sell any Constellation common stock in any other account or in any other Benefit Plan. Any profit obtained by a Section 16 Insider from trades during a Benefit Plan Blackout Period must be returned to the Company. OCG maintains procedures for communicating to Section 16 Insiders about any Benefit Plan Blackout Periods.

4.5.3 Rules Remain in Effect for Six Months after Separation. Certain reporting requirements under federal securities laws remain in effect for Section 16 Insiders for six months after the termination of employment or cessation of serving in a Director or an Executive Officer role for any reason, therefore prior approval for trading also remains in effect for six months. However, trading of Constellation Securities need not be limited to Trading Windows. The six-month period will be measured from the date the person officially terminates employment. 4.6 10b5-1 Trading Plans 4.6.1 Trading Through Approved Trading Plans. The Company allows individuals to enter in to pre-set Trading Plans designed to meet the requirements of the SEC’s Rule 10b5-1(c) pursuant to which trades in Constellation Securities may be executed. Entry into a Trading Plan may only be made during an open Trading Window and so long as the individual establishing the plan has no MNPI and receives pre-clearance from OCG. See Attachment 6.1 for additional details and requirements about the design, approval, and execution of such Trading Plans. 4.6.2 Trading Plan Limits. Individuals may not have multiple, overlapping Trading Plans; however, an individual may enter a new Trading Plan (subject to the same timing and pre-clearance requirements set forth in Section 4.6.1) that will take effect after the expiration or termination of a then-effective Trading Plan. An Individual with a Trading Plan in effect may not buy or sell Constellation Securities outside of that Trading Plan until the expiration or termination of that Trading Plan. 4.6.3 Amending Trading Plans. Trading Plans may not be amended; however, individuals may terminate an existing Trading Plan in accordance with Section 4.6.4 and commence a new Trading Plan subject to the same timing and pre-clearance requirements set forth in Section 4.6.1. 4.6.4 Terminating Trading Plans. Individuals may terminate an existing Trading Plan prior to the execution of the first trade under the Trading Plan by providing notice to OCG and the executing broker prior to termination. Exhibits  Exhibit A: Design, Approval and Execution of Trading Plans Designed to Comply with the Provisions of SEC Rule 10b5-1.

EXHIBIT A Design, Approval and Execution of Trading Plans Designed to Comply with the Provisions of SEC Rule 10b5-1 The procedures for establishing a 10b5-1 Trading Plans set forth below are supplementary to the provisions of the Insider Trading Policy. Unless otherwise defined in these procedures, defined terms have their meanings as set forth in the Insider Trading Policy. Plan Provider  Constellation works with an equity administration vendor to make Trading Plans available to Constellation incentive plan participants.  Individuals may use Trading Plans established by other financial advisors/brokers subject to approval by OCG. Establishing a Plan  Individuals wishing to enter a Trading Plan should contact Constellation’s equity administration vendor to discuss the design and parameters of the plan.  Trading Plans may only be entered into during an open Trading Window when the individual has no MNPI.  Any Covered Person may adopt a Trading Plan. Trading Plans are strongly encouraged for Section 16 Insiders wishing to engage in long-term trading to meet wealth management or estate planning goals. Plan Requirements and Approval  The first trade under a Trading Plan may not be executed until at least 14 days have elapsed after entry into the Trading Plan.  The plan must specify an amount, price, and date of transaction(s). Subject to approval by the broker that will execute the transaction, there is no minimum transaction size.  Trades under a Trading Plan may occur at any time, including outside of an open Trading Window.  The terms of any Trading Plan are generally subject to approval by the broker that will execute the transactions. Any questions about Trading Plans should be sent to the Constellation Office of Corporate Governance.